UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)

(806) 351-2300

(Registrant’s telephone number, including area code)

NONE

(Former name, former address and former fiscal year, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

HASTINGS ENTERTAINMENT, INC.

Item 2.02. Results of Operations and Financial Condition.

On March 31, 2005, Hastings Entertainment, Inc. (the “Company”) issued a press release regarding its financial results for the fourth quarter and full year of fiscal 2004 ended January 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As disclosed in the press release attached hereto as Exhibit 99.1, in light of the recent SEC clarification on lease accounting and after discussion with the Company’s independent external auditor, the Company has re-evaluated its lease accounting practices. Although amounts involved in correcting the Company’s method of accounting for lease transactions are not material to any one year, the Company has decided to restate prior years’ financial statements to correct errors resulting from its prior method of accounting for lease transactions. Like many other public companies, the Company will correct the way it accounts for its leases, specifically the accounting for rent holidays (store build-out period) and amortization of leasehold improvements.

In prior periods, the Company had recognized the straight line lease expense for leases beginning on the commencement date of the lease, which had the effect of excluding the construction build-out period of its stores from the calculation of the period over which it expenses rent. The accounting for rent expense will be corrected to include the construction build-out period. The primary effect of this non-cash correction will be to begin recognizing rent expense during the construction build-out period. Additionally, the Company had amortized certain leasehold improvements over a period longer than allowed by the SEC’s interpretation of related accounting guidance.

The cumulative effect of the corrections above decreased beginning shareholders’ equity for fiscal 2002 by $3.6 million, net of tax. Earnings per diluted share increased $0.05 and $0.04 for fiscal years 2004 and 2003, respectively. Earnings per diluted share for fiscal year 2002 did not change. The restatement has no impact on historic or future cash flows or the timing of lease payments.

The Company determined on March 30, 2005 to restate its financial statements, and the Audit Committee of the Company’s Board of Directors formally approved that determination on April 1, 2005. As a result of the Company’s determination to restate its financial statements, the financial statements included in the Company’s Annual Reports on Form 10-K for the 2003 and 2002 Fiscal Years and the interim financial statements included in the Company’s filings on Form 10Q for its 2003 and 2002 Fiscal Years should no longer be relied upon. The Company will include the restatement of these historical financial statements in its Annual Report on Form 10-K for the fiscal year ended January 31, 2005. The Audit Committee of the Company’s Board of Directors discussed the matters disclosed in this Item 4.02 with the Company’s independent external auditor.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release dated March 31, 2005.

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005	Hastings Entertainment, Inc.
(Registrant)

	By:	/s/ Dan Crow

Dan Crow
Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)